IN THE UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF MISSOURI
                              KANSAS CITY DIVISION

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                                                 :
In re:                                           :
                                                 :     Chapter 11
INTERSTATE BAKERIES                              :     Case No. 04-45814 (JWV)
CORPORATION, et al.,                             :     Jointly Administered
             -- ---
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                                    Debtors.     :
                                                 :
                                                 :
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         DEBTORS' AMENDED MOTION FOR ORDERS (I) AUTHORIZING INTERSTATE
      BAKERIES TO CONSTITUTE ITS BOARD OF DIRECTORS, (II) PRELIMINARILY
       ENJOINING BRENCOURT ADVISORS LLC FROM PROSECUTING ITS ACTION TO
         COMPEL A SHAREHOLDER MEETING, AND (III) APPROVING A PROPOSED
                     SETTLEMENT UNDER BANKRUPTCY RULE 9019
                     -------------------------------------

         Interstate Bakeries Corporation ("Interstate Bakeries" or the "Company," and together with eight(1) of its subsidiaries and affiliates, debtors and debtors-in-possession, the "Debtors"), hereby amends its previously filed motion for orders (i) authorizing Interstate Bakeries to constitute its board of directors (the "Board") and (ii) preliminarily enjoining Brencourt Advisors, LLC ("Brencourt") from prosecuting an action in the Delaware Court of Chancery (the "Delaware Action") to compel a shareholder meeting, and by this amended motion (the "Amended Motion"), pursuant to sections 105, 1107 and 1108 of the United States Bankruptcy Code (the "Bankruptcy Code"), section 303 of the Delaware General Corporation Law, De. Code Ann. Tit. 8 (2000) (the "DGCL") and Rule 9019 of the Federal Rules of Bankruptcy Procedure



----------------------------
(1) The following subsidiaries' and affiliates' chapter 11 cases are jointly administered with Interstate Bakeries: Armour and Main Redevelopment Corporation; Baker's Inn Quality Baked Goods, LLC; IBC Sales Corporation; IBC Services, LLC; IBC Trucking LLC; Interstate Brands Corporation; New England Bakery Distributors, L.L.C and Mrs. Cubbison's Foods, Inc. The Motion was filed by Interstate Bakeries; however, each of the Debtors join in the Motion as amended hereby.

(the "Bankruptcy Rules"), the Debtors seek entry of an order, substantially in the form attached as Exhibit A hereto (the "Order"), authorizing and implementing a settlement (the "Settlement") among the Debtors, the agent for the Debtors' senior secured lenders (the "Prepetition Agent"), the Official Committee of Unsecured Creditors (the "Creditors Committee"), the Official Committee of Equity Security Holders (the "Equity Committee," and together with the Prepetition Agent and the Creditors Committee, the "Key Constituents") and Brencourt in accordance with the terms explained below and set forth in the Order. In support of the Amended Motion, the Debtors respectfully represent as follows:


                                   BACKGROUND

         1. On September 22, 2004 (the "Petition Date"), eight of the Debtors filed voluntary petitions in this Court for reorganization relief under Chapter 11 of the Bankruptcy Code. On January 14, 2006, the ninth debtor, Mrs. Cubbison's Foods, Inc., also filed a voluntary Chapter 11 petition in this Court. The Debtors continue to manage and operate their businesses as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

         2. Interstate Bakeries is a corporation organized under the laws of the State of Delaware.

         3. No trustee or examiner has been appointed in the Debtors' cases. On September 24, 2004, the United States Trustee (the "U.S. Trustee") appointed the Creditors Committee.(2)

         4. On November 29, 2004, the U.S. Trustee appointed the Equity Committee. On September 22, 2006, Brencourt became a member of the Equity Committee.


---------------------------
(2) The U.S. Trustee appointed the Creditors Committee for the eight debtors that filed on September 22, 2004. An official committee of unsecured creditors has not been appointed for Mrs. Cubbison's Foods, Inc.



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


         5. The Court has jurisdiction over the Amended Motion pursuant to 28 U.S.C. ss. 1334. This is a core proceeding within the meaning of 28 U.S.C. ss. 157(b).

         6. The statutory predicates for the relief requested by this Amended Motion are sections 105, 1107 and 1108 of the Bankruptcy Code, Bankruptcy Rule 9019 and section 303 of the DGCL.


                                RELIEF REQUESTED

         7. By this Amended Motion, the Debtors seek entry of the Order authorizing and implementing the Settlement, and thereby resolving the dispute pending before this Court regarding the composition of the Board, by reconstituting the Board and providing clear terms for the transition to the new board and the ongoing governance of the Debtors and related relief.

         8. As set forth more fully in the numerous pleadings filed with the Court, these cases are at a critical juncture, and litigation over the proper constitution of the Board is not in the best interest of the estates. It would be disastrous for the Board's ongoing restructuring initiatives to be disrupted, and for these cases to descend into a morass of litigation over the Debtors' successes and failures, the value of their assets and their enterprise, adequate protection and/or over control of the Company - to name a few. Therefore, the Board, in accordance with the directors' fiduciary duties, and to assure stability and maximize the likelihood of a successful reorganization, has agreed to the Settlement and requests that the Court enter an order approving and implementing the Settlement.

         9. The reconstitution provided for under the Settlement will protect the Debtors' interests in avoiding a possible wholesale change of the Board and preserve the continued leadership, institutional knowledge, and dedication to a successful outcome that the Board has exhibited thus far in these cases. At the same time, the Settlement provides for a




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Board with a "fresh perspective" that the constituents in these cases believe will aid in the success of the Debtors' reorganization efforts. The releases and related relief requested herein which are an integral part of the resolution will further assure the Board, the Debtors, their estates, the new directors, CEO candidates and other parties who deal with the Debtors that these matters are fully and finally resolved and the Debtors can focus on moving forward.


                               BASIS FOR RELIEF

I. Terms Of The Settlement

         10. The Settlement is premised on the acknowledgement by all parties that at this critical juncture in the Debtors' reorganization, a contest for control of the Board, with the attendant litigation, expense and management distraction, is not in the best interests of the estates. The importance of this Settlement was made clear to the parties by one or more qualified candidates for the CEO position who indicated an unwillingness to accept the job unless and until the issues surrounding Board composition, and the potential claims and counterclaims among the parties related thereto, were resolved. In the words of one such candidate, "It's time to put the internecine quarreling behind us and move forward with the sole focus being the business of the Company."

         11. Accordingly, the parties have agreed to the terms of the Settlement, described in greater detail below, which will:

         (a) change the membership of the Board by (i) adding two qualified and well regarded new directors, David Pauker and Terry R. Peets, and providing that the new CEO, when hired, will join the Board as its seventh member (collectively, the "New Directors"), (ii) continuing the tenure of four current directors, Michael J. Anderson, Robert B. Calhoun, David N. Weinstein and William P. Mistretta (the "Continuing Directors"), and (iii) retiring the remaining five current directors, Frank E. Horton, G. Kenneth




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               Baum, Ronald L. Thompson, Leo Benatar and Richard L. Metrick
               (the "Retiring Directors," and together with the Continuing Directors, the "Current Directors");

         (b) grant each of the Key Constituents the right to have one observer present at meetings of the Board and committees thereof (excluding executive sessions to preserve privilege) until a new CEO takes office;

         (c) preserve for the benefit of the New Directors, the Continuing Directors and the Retiring Directors, provisions of the Company's restated certificate of incorporation, as amended, and by-laws (the "Certificate of Incorporation" and "By-laws," respectively) currently in effect with respect to indemnification, advancement and limitations on liability for breach of fiduciary duty, as well as the other provisions therein with respect to the election of directors, except to the extent specifically modified by the Order;

         (d) maintain, to the greatest extent possible, the benefits afforded to New Directors, Continuing Directors and Retiring Directors under the Debtors' current D&O insurance policies by virtue of the releases described below, and provide that neither the Debtors nor any of the Key Constituents will seek to challenge in any way, and will actively support to the extent necessary, the availability of such insurance for the benefit of all of the directors;

         (e) grant releases by the Debtors to all Continuing and Retiring Directors for all claims arising out of or relating to their service as directors prior to the effective date of the Order;

         (f) require the members of the Equity Committee to provide directly to the Current Directors releases of any claims such members may have against the Current Directors;

         (g) declassify the currently classified Board such that the New Directors and the Continuing Directors will serve for the same term;

         (h) support the application for substantial contribution to be filed by Brencourt for reimbursement of reasonable legal fees incurred, not to exceed $300,000; and

         (i) provide for dismissal without prejudice of the Delaware Action and require that any future efforts to affect the composition of the Board through the exercise of shareholder rights first be vetted by this Court.

II.      The Court Should Approve The Settlement Under Bankruptcy Rule 9019.



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



         12. Bankruptcy Rule 9019 provides, in part, that "[o]n motion by the [debtor-in-possession] and after notice and a hearing, the court may approve a compromise or settlement." Fed. R. Bankr. P. 9019(a). See also In re Trism, 282 B.R. 662. 666 (B.A.P. 8th Cir. 2002) ("a decision to approve or disapprove a proposed settlement under Bankruptcy Rule 9019 is within the discretion of the Bankruptcy Court"). Compromises which expedite the administration of the case and reduce administrative costs are favored in bankruptcy. See In re Chinnery, 181 B.R. 954, 962 (Bankr. W.D. Mo. 1995) ("Public policy does encourage settlement") (citing Continental Airlines, Inc. v. American Airlines, Inc., 824 F.Supp. 689, 710 (S.D.Tex.1993)); In re Trism, 282 B.R. at 668 (citing TCF Banking & Sav. v. Leonard (In re Erickson)), 82 B.R. 97, 99 (D. Minn. 1987)) ("Compromise is a normal part of the reorganization process [and] is favored by the law . . . to avoid the expense, burdens and uncertainty associated with litigation"); Fogel v. Zell, 221 F.3d 955, 960 (7th Cir. 2000); Fishell v. Soltow (In re Fishell), No. 94-1109, 1995 WL 66622, at *2 (6th Cir. Feb. 16, 1995).

         A.    The Court has authority to implement the Settlement under
               section 303 of the DGCL and sections 105, 1107 and 1108 of the Bankruptcy Code.

         13. As has been explained in other pleadings filed with the Court, bankruptcy courts are empowered to constitute or reconstitute corporate boards of directors pursuant to section 303 of the DGCL and sections 105, 1107 and 1108 of the Bankruptcy Code. In re United Press Int'l, 60 B.R. 265 (Bankr. D.C. 1986); In re FSC Corp., 38 B.R. 346 (Bankr. W.D. Pa. 1983). Section 303 of the DGCL "accord[s] plenary authority for the reorganization court to issue decrees and orders relative to the reorganization . . . [and] should be construed broadly to effectuate that intent rather than narrowly and restrictively, in derogation of that intent." United




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Press, 60 B.R. at 265. The other parties in interest agree that the Court has this power.(3)

         14. Therefore, under section 105(a), 1107 and 1108 of the Bankruptcy Code, and as expressly permitted by section 303 of the DGCL, this Court has the authority to issue an order approving the consensual plan to reconstitute the Board. Doing so will avoid the negative consequences of this dispute and provide for a Board that meets the concerns expressed by all of the parties in interest.

         B. The releases and related relief contemplated by the Settlement should be approved.

         15. As part of the Settlement, the Debtors seek to provide certain assurances to the Current Directors that their decision to reconstitute the Board is seen by the parties seeking such change as an appropriate step and in the best interests of these estates, and that the Current Directors will not thereby be subjected to claims related to such action and their past actions leading to this transition. These assurances take the form of: (i) releases of any and all claims by the Debtors and their estates, as more fully set forth in the proposed Order; (ii) termination of the tolling agreements entered into by the Current Directors; (iii) continuation of the indemnification provisions in the Company's By-laws and Certificate of Incorporation; and (iv) continuation of the insurance and advancement coverage presently afforded to the Current Directors.


----------------------------
(3) See Opposition Of Brencourt Advisors, LLC To Debtors' Motion For Orders (I) Authorizing Interstate Bakeries To Constitute Their Board Of Directors, And
     (II) Preliminarily Enjoining Brencourt Advisors, LLC From Prosecuting Its Action To Compel A Shareholder Meeting, dated December 14, 2006, P. 66 ("It also would be a better use of section 303 if this Court chose to reconstitute the Debtors' Board with nominees provided by Brencourt and the Official Equity Committee, with input from the Official Creditors' Committee and the secured lenders, and dispensed with the need for an annual shareholders meeting altogether"); Response Of JPMorgan Chase Bank, N.A., As Agent, To The Debtors' Motion For Orders (I) Authorizing Interstate Bakeries To Constitute Their Board Of Directors, And (II) Preliminarily Enjoining Brencourt Advisors LLC From Prosecuting Its Action To Compel A Shareholder Meeting, dated December 14, 2006, P. 7 ("the law is clear that the Court has the power to exercise control over a debtor's corporate governance, including to suspend shareholder rights and to reconstitute a board of directors"); Objection Of The Official Committee Of Unsecured Creditors To Debtors' Motion For Orders (I) Authorizing Interstate Bakeries To Constitute Their Board Of Directors, And (II) Preliminarily Enjoining Brencourt Advisors LLC From Prosecuting Its Action To Compel A Shareholder Meeting, dated December 14, 2006, P. 14 ("this Court is authorized pursuant to Section 303 of the Delaware General Corporate Statute, to reconstitute the board of directors").



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



         16. The releases and related relief sought by the Debtors are not unusual in the settlement of disputes regarding the composition of a board of directors. Indeed, in proxy contests, such relief may be granted when it serves the valid business purpose of resolving disputes detrimental to the corporation and where there has been an appropriate investigation into potential claims against the directors. See, e.g., Kosseff v. Ciocia, 2006 WL 2337593, Report of Glasscock, Master (Del. Ch. Aug. 3, 2006); H-M Wexford LLC
v. Encorp, Inc., 832 A.2d 129 (Del. Ch. May 27, 2003).

         17. The Debtors and the Key Constituents have performed just such an investigation here. In anticipation of the two year statute of limitations set forth in section 546 of the Bankruptcy Code, the Debtors analyzed potential claims, including, but not limited to, claims under sections 544, 545, 547, 548 and 554, and actions that may be subject to section 108, of the Bankruptcy Code, as well as state law fraudulent conveyance actions, derivative claims that can be asserted by the Debtors, and other causes of action. The Debtors shared the results of their analysis with the Key Constituents.(4)

         18. As a result of these investigations and discussions and in light of the impending deadlines under section 546 of the Bankruptcy Code, it was determined that it would be prudent to enter into tolling agreements to preserve any claims that might exist. Accordingly, in August and September 2006, each of the Current Directors (except Messrs. Mistretta and Weinstein) entered into tolling agreements with the Company which provided that any statutes of limitations with respect to any potential legal or equitable claims would be tolled until the earlier of August 31, 2007 or forty-five days after a party to the agreement provided written notice of


-------------------
(4) The Debtors shared these results subject to certain confidentiality agreements, protective orders, and joint interest agreements.





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


termination. No termination notices have been given, and no actions have been brought against the directors who executed these agreements.

         19. In light of the Settlement being reached among the Debtors, the Key Constituents and Brencourt, the releases are not "self-interested" transactions. See H-M Wexford, 832 A.2d at 149. In H-M Wexford, a shareholder challenged the settlement of a securities fraud suit on the grounds that the directors had breached their fiduciary duties by granting themselves a release in the settlement agreement. The plaintiff alleged that the releases constituted a material benefit to the directors that made the settlement a self-interested transaction. Id. at 149. The court concluded "there is no force to [plaintiff's] contention that, because the Settlement Agreement includes releases running in favor of the directors, those directors were 'interested' in that transaction." Id.

         [I]t is more or less universally the case that when a corporation pays value to settle a claim, it demands and receives releases in favor of its directors, officers and other agents, in order to preclude the possibility of having to defend against any additional claims arising out of the matters at issue in the settlement. There would be little sense in a rule providing that the presence of such prophylactic measures in a settlement agreement results in that agreement being treated as an interested party transaction.


Id. at 149-150. Moreover, Delaware courts have recognized that the "mere threat of personal liability" and releases related thereto are not sufficient to challenge a director's independence in approving a settlement. See Aronson, 473 A.3d at 815.

         20. Accordingly, the Board's decision to approve the Settlement, including the releases, is an appropriate exercise of the Board's business judgment. See In re Farmland Indus., Inc., 294 B.R. 903, 913 (W.D. Mo. 2003) (quoting In re Johns-Manville Corp., 60 BR. 612, 615-16 (Bankr. S.D.N.Y.
1986)) ("The Code favors the continued operation of a business by a debtor and a presumption of reasonableness attaches to a Debtor's management decisions"). In



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deciding to resolve the dispute with the Equity Committee and Brencourt by consenting to reconstitute the Board, the Current Directors are serving a valid business purpose. As discussed previously, absent a resolution of this dispute, the Debtors would risk losing the support of their lenders, customers and key employees, thereby prolonging these bankruptcy cases and jeopardizing the Debtors' ability to meet key deadlines such as the exclusivity deadline of January 31, 2007.


         21. Additionally, the Debtors have investigated the claims against the Current Directors proposed to be released in the Settlement and have determined that any arguable value those claims might have is greatly outweighed by the benefit of a consensual resolution of this dispute. Moreover, a full and final resolution of these issues will aid the Debtors and their estates to put these matters in the past and focus on the future of the Debtors' business. Accordingly, the Debtors have determined, in good faith and in the honest belief that this action is in the best interests of the estates, that the releases and related relief in conjunction with the reconstitution of the Board should be approved. See In re Integrated Resources, Inc., 147 B.R. 650, 656 (S.D.N.Y. 1992). C. The Settlement meets the standard for approval under Bankruptcy Rule 9019.

         22. The Settlement also meets the well established standards by which this Court evaluates proposed compromises.

         23. In addition to the proposed terms of the Settlement, the Court should consider the following factors: (a) likelihood of success in litigation; (b) the difficulty in collecting any judgment that may be obtained; (c) the complexity of the litigation, and the expense, inconvenience and delay necessarily attendant to it; and (d) the interest of creditors and stockholders, with proper deference to their reasonable views of the settlement. See In re Trism,



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282 B.R. at 666 (citing In re Flight Transp. Corp. Sec. Litig., 730 F.2d 1128,
1135-36 (8th Cir. 1984) (rev'd on other grounds).

         24. The decision to approve a settlement or compromise is within the Court's discretion and is warranted where the settlement is reasonable under the circumstances after a review of the relevant factors. See In re Trism, 282 B.R. at 666. The settlement need not be the best that the debtor could have achieved, but need only fall "within the reasonable range of litigation possibilities." In re Telesphere Communications, Inc., 179 B.R. 544, 553 (Bankr. N.D. Ill. 1994). In making its determination, the Court should not substitute its own judgment for that of the debtor. In re Neshaminy Office Building Associates, 62 B.R. 798 (Bankr. E.D. Pa. 1986).

         25. Likelihood of success. The parties agree for the purpose of the Settlement that the Court has the power to constitute membership of the Board under section 303 of the DGCL, and the Debtors, the Key Constituents, and even Brencourt have affirmatively asked the Court to exercise this power in a manner that each asserts is in the best interests of these estates. Accordingly, the universal acknowledgement that this Court will ultimately make that determination establishes the likelihood of success on the merits of the Debtors' basic substantive claim for relief - entry of an order constituting the Board. But how the Court would exercise that power - i.e., who would be designated as the Company's Board - cannot be determined with any certainty short of a trial on the merits.

         26. Complexity of litigation and expense. If the litigation in this Court and the Delaware Action were to continue, the proceedings would be contentious and complicated and would require extensive discovery, motion practice, preparation of witnesses and experts, trials on the merits, including presentation of evidence related to the history of these cases, valuation issues and matters related to the economic stake of the equity holders, and post-trial




                                      11
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briefing and appeals, all on an expedited basis. Such litigation would be very expensive and distracting.

         27. Paramount interest of creditors. Approval of the Settlement is in the best interests of the Debtors, their estates and creditors and other parties in interest because it resolves the dispute in the most cost effective manner reasonably available. The Debtors, the Key Constituents and Brencourt jointly support the Settlement as a compromise between a radical overturn of the current Board and continuing with the Board in its current form. Moreover, settling the Delaware Action avoids the great expense and distraction of complex litigation, and allows the Debtors to focus on emerging from chapter 11 successfully. The Settlement is well within the range of reasonableness given the circumstances of these cases and the nature of the parties' dispute.

         28. The Debtors believe that given the risk of litigation both before the Bankruptcy Court and in Delaware, it will be difficult to achieve resolution of these matters on better terms than those provided in the Settlement. If litigation becomes the only available option, the risks to these reorganization cases explained above and in the Debtors' prior filings with the Court likely will come to pass. Finally, the Settlement maintains the good working relationship between the Debtors and the Key Constituents which is important to the reorganization effort and has been the hallmark of these cases. For these reasons, the Settlement is in the best interests of the Debtors and their creditors, and should be approved by the Court.




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                                   CONCLUSION

         Wherefore, the Debtors respectfully request that the Court enter the proposed Order authorizing and implementing the Settlement and grant such other and further relief as is just and proper.

Dated: Kansas City, Missouri
       December 27, 2006             Interstate Bakeries Corporation,

                                     /s/ J. Eric Ivester
                                     ---------------------
                                     J. Eric Ivester (ARDC No. 06215581)
                                     Samuel S. Ory (Missouri Bar No. 43293)
                                     SKADDEN ARPS SLATE MEAGHER
                                     & FLOM LLP
                                     333 West Wacker Drive, Suite 2100
                                     Chicago, Illinois  60606-1285
                                     Telephone: (312) 407-0700
                                     Facsimile: (312) 407-0411
                                     e-mail: ibcinfo@skadden.com

                                     - and -

                                     J. Gregory Milmoe (JM 0919)
                                     SKADDEN ARPS SLATE MEAGHER
                                     & FLOM LLP
                                     Four Times Square
                                     New York, New York 10036-6522
                                     Telephone: (212) 735-3000
                                     Facsimile: (212) 735-2000

                                     - and -

                                     Anthony W. Clark (DE ID No. 2051)
                                     SKADDEN ARPS SLATE MEAGHER
                                     & FLOM LLP
                                     One Rodney Square
                                     P.O. Box 636
                                     Wilmington, Delaware  19899-0636
                                     Telephone: (302) 651-3080
                                     Facsimile: (302) 651-3001


                                     - and -

                                     /s/ Paul M. Hoffmann
                                     --------------------
                                     Paul M. Hoffmann (Missouri Bar No. 31922)
                                     STINSON MORRISON HECKER LLP
                                     1201 Walnut, Suite 2900
                                     Kansas City, MO 64106-2150
                                     Telephone: (816) 691-2746
                                     Facsimile: (888) 625-7290
                                     e-mail: phoffmann@stinsonmoheck.com

                                     Attorneys for Interstate Bakeries
                                     Corporation




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                     IN THE UNITED STATES BANKRUPTCY COURT
                         WESTERN DISTRICT OF MISSOURI
                             KANSAS CITY DIVISION

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                                                 :
In re:                                           :
                                                 :     Chapter 11
INTERSTATE BAKERIES                              :     Case No. 04-45814 (JWV)
CORPORATION, et al.,                             :     Jointly Administered
             -- ---
                                                 :
                                    Debtors.     :
                                                 :
                                                 :
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          ORDER PURSUANT TO BANKRUPTCY RULE 9019, SECTIONS 105, 1107
           AND 1108 OF THE BANKRUPTCY CODE, AND SECTION 303 OF THE
                 DELAWARE GENERAL CORPORATION LAW APPROVING A
               PROPOSED SETTLEMENT RECONSTITUTING THE BOARD OF
               DIRECTORS OF INTERSTATE BAKERIES CORPORATION AND
                       GRANTING CERTAIN RELATED RELIEF
                       -------------------------------

         Upon the motion (the "Motion") by Interstate Bakeries Corporation ("Interstate Bakeries" or the "Company," and together with eight of it subsidiaries and affiliates, the "Debtors") filed on November 29, 2006, seeking entry of an order (i) constituting Interstate Bakeries' board of directors pursuant to section 105(a) of the Bankruptcy Code and section 303 of the Delaware General Corporation Law, Del. Code Ann. tit. 8 (2000) (the "DGCL") and (ii) enjoining Brencourt Advisors LLC ("Brencourt"), pursuant to Fed. Bankr. R.7065 and Fed. R. Civ. P. 65(b), from prosecuting the Delaware Chancery Court action (the "Delaware Action") in which it seeks to compel Interstate Bakeries to hold a shareholders' meeting for the purpose of replacing the current members of Interstate Bakeries' board of directors (the "Current Directors" and the "Board," respectively)(5), as such Motion was amended by an amendment to the Motion (Docket No.


--------------------------
(1) The seven board members either named or described herein who will comprise the board after entry of this Order are collectively referred to as the "New Board" and individually as "New Directors." Members of the Current Board who will serve on the New Board are "Continuing Directors" and members of the Current Board who will not serve on the New Board are "Retiring Directors."



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



____) filed by Interstate Bakeries on December 27, 2006, whereby Interstate Bakeries modified the relief requested in the Motion and sought certain additional relief, including approval of a proposed settlement of the Motion in the form of this Order (the "Settlement"), pursuant to Fed. Bankr. R. 9019 (together with the Motion, the "Amended Motion"); the Court finds, decrees and orders as follows:


                                    Findings

         A. The Court has jurisdiction over the matters raised in the Amended Motion pursuant to 28 U.S.C. ss.ss. 157 and 1334.

         B. This is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2).

         C. Proper and adequate notice of the Motion, the Amended Motion and the hearing thereon has been given and no other or further notice is necessary.

         D. The Amended Motion seeks resolution, settlement and compromise of the controversies described in the Motion and in the Delaware Action upon the terms described in the Amended Motion and as further set forth herein. The parties to the Settlement and compromise are the Debtors (as debtors and debtors-in-possession), the Official Committee of Unsecured Creditors (the "Creditors Committee"), the Official Committee of Equity Security Holders (the "Equity Committee"), JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the pre-petition lenders party to that certain pre-petition credit agreement (the "Pre-petition Agent," and, together with the Creditors Committee and the Equity Committee, the "Key Constituents") and Brencourt. The agreement to and support of the compromise of controversies described in the Amended



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


Motion, the Delaware Action and approved herein are reflected by the joinders in the Amended Motion filed of record in these cases by each of the Key Constituents and Brencourt.

         E. The Debtors and the Key Constituents each have performed a preliminary review and analysis of allegations and potential claims against various current and former representatives of the estates including the Current Directors (the "Investigations" and each an "Investigation"). The Investigations culminated in the execution of certain tolling agreements by, among others, the Current Directors (except Messrs. Weinstein and Mistretta) whereby statutes of limitations with respect to potential claims by the Debtors and their estates against the Current Directors were tolled. The tolling agreements executed by the Current Directors are more specifically described at Exhibit A hereto (the "Tolling Agreement(s)"). Pursuant to their terms, the Tolling Agreements may be terminated by either the Debtors or the Current Directors upon written notice to the other party (a "Notice"). The Tolling Agreements further provide that the Tolling Period[s] (as defined in the Tolling Agreements) expire on the earlier of (i) August 31, 2007, and (ii) a date that is the 45th calendar day after Notice.

         F. As part of a global compromise, the Debtors, the Key Constituents and Brencourt have consented to the Court's reconstitution of the Board pursuant to sections 105(a), 1107 and 1108 of the Bankruptcy Code and section 303 of the DGCL, all as is more specifically set forth below. The Key Constituents and Brencourt (the latter of which has not undertaken any investigation of potential claims and causes of action against the Current Directors) have represented that no claims or causes of action should be asserted by the Debtors or their estates against the Current Directors in light of the compromises contained in the Settlement.

G. As a result of, among other things (i) the Debtors' and the Key
Constituents' Investigations and the conclusion as a result thereof that no claims or causes of action should be asserted by the Debtors or their estates against the Current Directors in light of the compromises contained in the Settlement, (ii) the common belief that consensual resolution of any possible proxy contest over composition of the Board is in the best interests of the Debtors and the Debtors' estates, and (iii) the desire of the Debtors and the Key Constituents to focus the attention of the New Board on the business of the Debtors rather than on instigating or defending further internecine litigation, the Key Constituents and Brencourt have suggested it is appropriate and, therefore, affirmatively support releases by the Debtors and their estates in favor of the Current Directors with respect to any and all claims or causes of action that the Debtors and their estates may have against the Current Directors and provision for continuing indemnification and insurance coverage for the Current Directors, all as is more specifically set forth below.

         H. The Court has reviewed the qualifications of Terry R. Peets and David Paulker to serve as members of the New Board and believes that it is appropriate that they serve on the New Board.

         I. With respect to the releases, continuing indemnification and insurance coverage for the Current Directors and the agreement to not object to the motion for payment of Brencourt's fees and expenses (up to a total amount of $300,000) as a substantial contribution to these chapter 11 cases, the Debtors, the Key Constituents and Brencourt have represented to the Court that they intend to include and/or reaffirm the provisions of this Order in any plan of reorganization that such parties may propose in these cases and will vote to reject and object to any plan of reorganization proposed that does not contain such provisions.

         J. The Settlement among Debtors, the Key Constituents and Brencourt regarding the reconstitution of the Board, including the affirmation of indemnification provisions, the Debtors' and the Debtors' estates' releases of Continuing and Retiring Directors, and the other matters described in the Amended Motion is fair and reasonable because, among other things, (i) it resolves in a consensual manner issues regarding governance and valuation which would be expensive and time consuming to litigate and which would distract the Board from focusing on the ongoing management of the business at a critical time in the Debtors' efforts to reorganize, (ii) it achieves a balance between the continuity of experienced Board members and the addition of new independent Board members (supported by the Key Constituents and Brencourt) who will bring a fresh perspective to issues facing the Debtors,
(iii) given the time which has elapsed since the commencement of these cases, the additional time provided for investigations by the Tolling Agreements, and the acknowledgement by the Key Constituents on the record that no claims or causes of action should be asserted by the Debtors or their estates against Continuing or Retiring Directors in light of the compromises contained in the Settlement, the releases are fair and appropriate since they will alleviate the concerns of those directors, reduce the need for reserves for future indemnification claims and eliminate risk that the Company's D&O Policies (defined below) would be depleted in defending potentially frivolous derivative or direct claims; (iv) the settlement of these issues will be a factor in attracting and retaining a highly qualified new CEO; (v) the maintenance of the existing indemnification and exculpation provisions in the Interstate Bakeries' by-laws and restated certificate of incorporation, as amended (the "By-laws" and the "Certificate of Incorporation," respectively) and the maintenance of D&O liability insurance coverage at current levels, and the covenants of the parties not to challenge or contest a director's right to the protections afforded thereby, are reasonable and appropriate inducements both to the Continuing Directors and New Directors' willingness to serve on the New Board and to the willingness of the Retiring Directors affirmatively to support the reconstitution of the Board; (vi) the support of the Continuing Directors and the Retiring Directors to the reconstitution of the Board embodied in the Settlement is necessary to avoid a claim being advanced that, absent this Settlement, a change-in-control event of default under the Debtors' post-petition financing facility would occur, which would not be in the best interests of the either the Debtors or their estates.

         K. Each of the Debtors, the Key Constituents and Brencourt has acted in good faith in negotiating resolution of the controversies surrounding Board composition, as well as in seeking approval of such compromise by this Court.

         L. In light of the foregoing, for those reasons set forth in the Amended Motion and on the record at the hearing on the Amended Motion and based upon all of the facts and circumstances in these cases, the compromise of controversies contemplated hereby is in the best interest of the Debtors, their estates, their stakeholders and their creditors and should be approved by this Court.

                                Order and Decree
                                ----------------

                  IT IS HEREBY ORDERED, ADJUDGED, DECLARED AND DECREED THAT:\

          1. Approval. The proposed Settlement is hereby approved.

          2. Board Composition. Immediately upon the entry of this Order (the "Order Entry Date") in the form proposed herein, the Board shall be reconstituted so that the following are the directors of the Board:

                        David N. Weinstein
                        William P. Mistretta
                        David Paulker
                        Terry R. Peets
                        Robert B. Calhoun
                        Michael J. Anderson

The remaining member of the Board will be the new chief executive officer when he/she is hired by the Debtors.

         3. One Board Class; Board Observer Rights. The Certificate of Incorporation shall be deemed amended to provide that the New Board shall consist of one class of directors, and there shall no longer be a staggered Board with several classes of Board members. Prior to the hiring of a new chief executive officer, each of the Key Constituents shall have the right to have one observer present at meetings of the New Board and committees thereof (excluding executive sessions to preserve privilege) provided that the right of the Key Constituents to have an observer present at meetings of the New Board shall terminate upon appointment of, and commencement of work by, the new chief executive officer to the New Board.

         4. Length of Service; Further Proceeding. New Directors shall serve until further order of this Court provided that in the interim period prior to such court order, vacancies shall be filled as permitted in the By-laws and Certificate of Incorporation. Prior to the Effective Date of any plan of reorganization that may be confirmed in these cases, the Key Constituents and each of their respective members (including, without limitation, Brencourt) are enjoined and estopped from seeking to further change the composition of the New Board without first obtaining an order of this Court reconstituting the New Board or authority from this Court permitting the pursuit of a change of the New Board's composition by other appropriate means, including by way of another court of competent jurisdiction.

         5. Releases by the Debtors and the Debtors' Estates. Effective immediately upon the occurrence of the Order Entry Date, the Debtors, for themselves, for each of their respective estates and for their successors and assigns, hereby release the Current Directors from any and all claims (as defined in section 101(5) of the Bankruptcy Code), demands, obligations, allegations, damages, causes of action, rights or any other liability (collectively, "Claims") under any legal or equitable theory including, without limitation, under federal bankruptcy, contract, tort or other laws, whether known or unknown, foreseen or unforeseen, arising from or in any way related to the Current Directors' service as Board members or any actions taken or failure to act by such Current Directors in their capacity as such at any time through and including the Order Entry Date including, without limitation, any and all Claims that could have been alleged, asserted or raised derivatively on behalf of the Debtors by third parties at any time prior to the Order Entry Date. Other than as set forth in the following paragraph, nothing in this Order shall be deemed to either release direct claims of any third party against any Current or Retiring Directors or express any views as to the viability or merits of such claims.

         6. Releases by the Members of the Equity Committee. Effective immediately upon the occurrence of the Order Entry Date, each member of the Equity Committee, for themselves and for their respective successors and assigns, are hereby deemed to release the Current Directors from any and all claims (as defined in section 101(5) of the Bankruptcy Code), demands, obligations, allegations, damages, causes of action, rights or any other liability under any legal or equitable theory including, without limitation, under federal bankruptcy, contract, tort or other laws, whether known or unknown, foreseen or unforeseen, arising from or in any way related to the Current Directors' service as Board members or any actions taken or failure to act by such Current Directors in their capacity as such at any time through and including the Order Entry Date.

         7. Termination of Tolling Periods. The Tolling Agreements are hereby amended so that the Tolling Periods expire immediately on the occurrence of the Order Entry Date.

         8. Indemnification. The indemnification, advancement and reimbursement provisions of Interstate Bakeries' By-laws and Certificate of Incorporation as they exist on December 21, 2006, shall remain in full force and effect as such provisions apply to either Retiring, Continuing or New Directors with the additional clarification that there shall be a presumption in all inquires related to a director's conduct that the appropriate standard of conduct has been meet. Retiring, Continuing and New Directors shall continue to enjoy the benefits of and be covered by such provisions after the occurrence of the Order Entry Date and such provisions shall not be altered, revoked, modified, amended or otherwise changed with respect to their applicability, coverage, scope, standards for indemnification, advancement, reimbursement or otherwise without the express written consent of each

Retiring, Continuing or New Director with respect to whom an alteration, modification, amendment, revocation or change is sought.

         9. Directors and Officers Liability Insurance. Neither the Debtors, the Key Constituents nor their individual members nor Brencourt shall seek to cancel, reduce, alter or amend liability coverage currently afforded the Current Directors pursuant to the Company's existing directors' and officers' liability insurance policies (the "D&O Policies") and the Debtors shall continue to maintain the D&O Policies for the Current Directors in amounts and scope of coverage substantially the same as the coverage currently in effect for the Board. Each of the Debtors, the Debtors' estates, the Key Constituents, and their individual members and Brencourt are hereby deemed to have waived and are hereby enjoined and estopped from making any claim that either the Debtors' or their estates' or any third parties' or other non-parties' to the Settlement have rights in and to the D&O Policies and/or the proceeds thereof prior in right to the rights of the Current Directors. The insurers under the D&O Policies may pay any claim or request for advancement made by or on behalf of any insured without further order of the Court.

         10. Dismissal Without Prejudice. The Debtors, the Key Constituents and Brencourt shall take such actions as are necessary to dismiss both the Brencourt Action and the related adversary proceeding commenced by the Debtors in the chapter 11 cases without prejudice.

         11. Amendment of Corporate Documents. Except to the extent explicitly modified by the terms of this Order, the Certificate of Incorporation and By-laws of Interstate Bakeries shall remain in force and effect. The Certificate of Incorporation and By-laws and charter of Interstate Bakeries are modified and amended to the extent necessary to permit reconstitution of the Board as ordered hereby and the implementation of the other provisions of this Order. The Debtors are authorized to execute any and all documents necessary to either conform existing documents to the terms of this Order or to otherwise give effect hereto.

         12. No Opposition to Brencourt Substantial Contribution Request. The Debtors and the Key Constituents shall not object to Brencourt's request for payment of its reasonable fees and expenses, not to exceed $300,000 in total, as a substantial contribution to these chapter 11 cases pursuant to sections 503(b)(3)(D) and 503(b)(4) of the Bankruptcy Code.

         13. No Res Judicata or Collateral Estoppel. No stipulation, admission, finding or other provision herein shall be deemed a stipulation or admission with respect to any officer or director of the Company other than the Current Directors and no such stipulation, admission, finding or other provision shall have any affect on any claims or causes of action against such other officers and directors based upon theories of res judicata, collateral estoppel or otherwise.

         14. Binding Effect. The provisions of this Order, including the findings herein, shall be binding upon all parties in interest in these cases including, without limitation, the Key Constituents (and on their respective members including, without limitation, Brencourt), the Debtors, the Debtors' estates, their respective successors and assigns, and any trustee or other representative of the estates that may later be appointed in these cases pursuant to the provisions of chapters 7 or 11 of the Bankruptcy Code or otherwise. The terms of the compromise of controversies as contained in this Order shall not be modified, impaired or discharged by entry of any subsequent order in these cases including, without limitation (i) the entry of an order converting any of the cases to a case or cases under chapter 7 of the Bankruptcy Code, dismissing any of the cases, terminating the joint administration of these cases or by any other act or omission, or (ii) the entry of an order confirming a plan of reorganization in any of the cases, and to the extent of any inconsistency between this Order and any other order entered or document approved in these cases, the terms and provisions of this Order shall be controlling. The terms and provisions of this Order shall continue in these cases, in any successor cases if these cases cease to be jointly administered, or in any superseding chapter 7 cases under the Bankruptcy Code.

         15. Continuing Jurisdiction. This Court shall retain jurisdiction over all matters arising from or related to the implementation of this Order.


Dated:   Kansas City, Missouri       ---------------------------------------
January ___, 2007                    UNITED STATES BANKRUPTCY JUDGE

                                    EXHIBIT A
                                    ---------

                               Tolling Agreements



Tolling Agreement dated September 15, 2006 by and among the Debtors and Michael J. Anderson

Tolling Agreement dated August 28, 2006 by and among the Debtors and G. Kenneth Baum

Tolling Agreement dated September 15, 2006 by and among the Debtors and Leo Benatar

Tolling Agreement dated September 21, 2006 by and among the Debtors and Robert
B. Calhoun, Jr.

Tolling Agreement dated September 15, 2006 by and among the Debtors and Frank
E. Horton

Tolling Agreement dated September 15, 2006 by and among the Debtors and Richard L. Metrick

Tolling Agreement dated September 15, 2006 by and among the Debtors and Ronald
L. Thompson